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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                  FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

                             DRS TECHNOLOGIES, INC.

                  DELAWARE                              13-2632319
    (State of incorporation or organization)         (I.R.S. Employer
                                                     Identification No.)


                     5 SYLVAN WAY, PARSIPPANY, NEW JERSEY 07054
                                 (973) 898-1500
            (Address, including zip code, of principal executive offices)


      Title of each class                        Name of each exchange on which
        to be registered                          each class is to be registered
        ----------------                         -------------------------------

       COMMON STOCK                                  NEW YORK STOCK EXCHANGE

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
NOT APPLICABLE

Securities to be registered pursuant to Section 12(g) of the Act: NONE

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

The description of the Common Stock of DRS Technologies, Inc. (the Company), including the information required by Item 202 of Regulation S-K, is incorporated by reference to the description of capital stock of the Registrant included in the "Description of Capital Stock" section of the Company's prospectus dated December 14, 2001, filed with the Securities and Exchange Commission on December 14, 2001, pursuant to rule 424(b)(1) under the Securities Act.

ITEM 2. EXHIBITS

Exhibit No.    Description
-----------    -----------

3.1 Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, as filed August 8, 2001 [Form 10-Q, quarter ended June 30, 2001, File No. 1-8533, Exhibit 3.9]

3.2 By-laws of the Company as amended to November 7, 1994 [Form 10-K, fiscal year ended March 31, 1995, File No. 1-8533, Exhibit 3.4]

4.1            Specimen Common Stock Certificate


                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

DRS Technologies, Inc.

Date:  April 8, 2002
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By:   /s/ RICHARD A. SCHNEIDER
      ------------------------
      Richard A. Schneider
      Executive Vice President, Chief Financial Officer and Treasurer